PRESS RELEASE

FOR IMMEDIATE RELEASE

MILLSTREAM II ACQUISITION CORPORATION
SIGNS LETTERS OF INTENT FOR BUSINESS COMBINATION

Wayne, Pennsylvania, June 12, 2006 - Millstream II Acquisition Corporation (OTC Bulletin Board: MSMA) announced today that it has signed two separate letters of intent with companies for a business combination. The Company anticipates signing a definitive agreement with one of these companies within the next 45 days. Pursuant to the provisions of the Company’s Certificate of Incorporation, the Company now has until December 23, 2006 to complete a business combination. If the Company is unable to complete a business combination by December 23, 2006, it will then liquidate.

Forward Looking Statements

This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-KSB for the year ended December 31, 2005 and the Form 10-QSB for the period ended March 31, 2006.

Contact:
Arthur Spector Chairman of the Board Millstream II Acquisition Corporation (610) 293-2511

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